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                                                                   EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-90483 for Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan Stanley Tangible Asset Fund L.P.) ("Spectrum Commodity") on Form S-1 of our report dated February 7, 2000 relating to the statements of financial condition of Spectrum Commodity as of December 31, 1999 and 1998 and the related statements of operations, changes in partners' capital and cash flows for the year ended December 31, 1999 and for the period January 2, 1998 through December 31, 1998 appearing in the Supplement to Prospectus dated March 6, 2000 which is a part of such Registration Statement.

We also consent to the use of our report dated January 21, 2000 relating to the statements of financial condition of Demeter Management Corporation at November 30, 1999 and 1998 appearing in the Supplement to Prospectus dated March 6, 2000 which is part of the aforementioned Registration Statement.

/s/ Deloitte & Touche

New York, New York
June 2, 2000